Exhibit 99.1

Press Release

Contact:
Jay Bullock
Chief Financial Officer
441.278.3727

ARGO GROUP ANNOUNCES 2010 SECOND QUARTER AND SIX MONTH RESULTS

Book value per share up 15.3 percent over the prior 12 months despite the current quarter impact from spring storms, catastrophes and continued marketplace competition.

HAMILTON, Bermuda (Aug. 2, 2010) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and six months ended June 30, 2010.

Highlights for the three months ended June 30, 2010:
•	Total revenue was $362.4 million versus $403.8 million in the second quarter of 2009;
•	Net income was $26.1 million or $0.86 per diluted share, compared to $21.9 million or $0.71 per diluted share for the three months ended June 30, 2009;
•
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses, foreign currency exchange gains and losses and an impairment charge, was $18.6 million versus $50.5 million in the second quarter of 2009;

•	Net after-tax operating income per diluted share was $0.49 versus $1.31 per diluted share in the year-ago quarter.
•	Book value per share (BVPS) increased to an all-time high of $54.76 at June 30, 2010, up 1.8 percent from March 31, 2010, and 15.3 percent from June 30, 2009.

Highlights for the six months ended June 30, 2010:
•	Total revenue was $734.7 million compared to $773.3 million for the first half of 2009;
•	Net income was $46.8 million or $1.53 per diluted share versus $48.9 million or $1.59 per diluted share for the first six months of 2009;
•
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses, foreign currency exchange gains and losses and an impairment charge, was $30.8 million or $1.01 per diluted share versus $93.7 million or $3.05 per diluted share in the first six months of 2009.

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Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “Our results reflect the impact of several large loss events that occurred in the first half of the year, none of which have led to improved pricing.  Given the highly competitive marketplace, our strategy is to reduce exposure where returns are inadequate as we evaluate and pursue additional opportunities that will provide higher returns now and over the longer term.  Additionally, we continued during the second quarter to return capital to shareholders through additional repurchases of Argo Group stock and the payment of a dividend.”

FINANCIAL RESULTS

For the three months ended June 30, 2010, net income was $26.1 million or $0.86 per diluted share.  Net operating income after tax was $14.9 million or $0.49 per diluted share. As the Company previously announced, 2010 second quarter results were impacted by spring storms in the U.S., the Deepwater Horizon incident in the Gulf of Mexico, and additional information reported on the Chilean earthquake that occurred in February 2010. By comparison, the second quarter of 2009 produced net income of $21.9 million or $0.71 per diluted share, with no material catastrophic losses impacting results.  The three months ended June 30, 2009, produced net operating income of $40.4 million or $1.31 per diluted share.  The differences between net income and net operating income for the three months ended June 30, 2010, include 1) realized gains of $5.0 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange gains of $8.5 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended June 30, 2010 and 2009, are favorable prior year reserve development of $12.3 million, including additional premiums of $3.0 million, and favorable prior year reserve development of $2.4 million, including additional premiums of $17.2 million, respectively.

Total revenue in the second quarter of 2010 was $362.4 million versus $403.8 million in the same period in 2009.  Earned premiums for the second quarter of 2010 were $324.5 million compared to $372.2 million for the second quarter of 2009.  Net investment income for the three months ended June 30, 2010 and 2009 was $33.1 million and $41.9 million, respectively.  Net investment income in 2009 includes an interest payment of $4.5 million related to a favorable settlement of a state income tax dispute.  Net realized gains on sales of investments were $5.0 million for the three months ended June 30, 2010, versus losses on sales of investments and other than temporary impairment write-downs of $9.2 million for the three months ended June 30, 2009.

The Group combined ratio for the second quarter of 2010 was 102.7 percent versus 95.6 percent for the same period in 2009.  Argo Group’s 2010 second quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 98.0 percent; Commercial Specialty at 109.2 percent; Reinsurance at 76.6 percent; and International Specialty at 105.3 percent.

At June 30, 2010, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $180.0 million. During the second quarter, Argo Group repurchased approximately $6.7 million of its common stock.  As a result of the second quarter share repurchases, Argo Group’s common stock outstanding was reduced by 241,746 shares.   Year-to-date, the Company has repurchased 1,195,992 of its common shares outstanding.

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For the six months ended June 30, 2010, net income was $46.8 million or $1.53 per diluted share.  Net operating income after tax for the first six months of 2010 was $24.6 million or $0.81 per diluted share.  By comparison, the first six months of 2009 produced net income of $48.9 million or $1.59 per diluted common share.  Net operating income after tax for the first half of 2009 was $75.0 million or $2.43 per diluted share.  The differences between net income and net operating income in the first six months of 2010 include the following: 1) realized gains of $19.5 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange gains of $15.3 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the first half of 2010 and 2009 are favorable prior year reserve development of $23.3 million, including additional premiums of $3.0 million, and favorable prior year loss development of $3.3 million, including additional premiums of $17.2 million, respectively.

Total revenue for the six months ended June 30, 2010, was $734.7 million versus $773.3 million in the first six months of 2009.  Earned premiums for the first half of 2010 were $648.0 million compared to $715.6 million in the first half of 2009.  Net investment income for the six months ended June 30, 2010 and 2009, was $66.9 million and $81.2 million, respectively.  Net investment income in 2009 includes an interest payment of $4.5 million related to a favorable settlement of a state income tax dispute.  Net realized gains on sales of investments were $19.5 million for the six months ended June 30, 2010, versus losses on sales of investments and other than temporary impairment write-downs of $21.0 million for the six months ended June 30, 2009.

The Group combined ratio for the six months ended June 30, 2010 was 103.8 percent versus 96.0 percent for the same period in 2009.  Argo Group’s first half 2010 combined ratios for each business segment were as follows: Excess & Surplus Lines at 99.2 percent; Commercial Specialty at 104.2 percent; Reinsurance at 75.1 percent; and International Specialty at 110.5 percent.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the second quarter of 2010, gross written premiums for E&S totaled $144.0 million, resulting in pre-tax operating income of $15.5 million.  This compares to gross written premiums of $176.0 million and pre-tax operating income of $25.2 million in the second quarter of 2009.  The combined ratios for the second quarter periods of 2010 and 2009, respectively, were 98.0 percent and 93.7 percent.  The underwriting results for the second quarters of 2010 and 2009 include favorable prior years’ loss development of $6.4 million and 4.9 million, respectively.  The loss ratio for E&S was negatively impacted in the second quarter of 2010 by 1.8 percentage points due to $2.3 million of storm losses.

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For the first six months of 2010, gross written premiums for E&S totaled $270.9 million, resulting in pre-tax operating income of $28.2 million.  This compares to gross written premiums of $322.1 million and pre-tax operating income of $49.2 million in the first half of 2009.  The combined ratios for the first half of 2010 and 2009, respectively, were 99.2 percent and 94.4 percent.  The underwriting results for the six months ended June 30, 2010 include favorable prior years’ loss development of $7.8 million, compared to favorable prior years’ loss development of $8.3 million for the same six-month period in 2009.  The E&S segment’s loss ratio for the first half of 2010 was negatively impacted by 1.1 percentage points due to $2.8 million of storm losses.  First half 2010 results for E&S also reflect highly competitive market conditions.

Commercial Specialty – For the second quarter of 2010, gross written premiums for Commercial Specialty were $94.0 million, generating a pre-tax operating loss of $2.1 million.  This compares to gross written premiums of $102.4 million and pre-tax operating income of $6.7 million for the second quarter of 2009.  The combined ratios for the second quarters of 2010 and 2009, respectively, were 109.2 percent and 100.5 percent.  The underwriting results for the second quarter of 2010 include favorable prior year loss development of $2.2 million versus unfavorable prior year loss development of $2.3 million in the second quarter of 2009.  The loss ratio for Commercial Specialty was negatively impacted in the second quarter of 2010 by 11.7 percentage points due to $10.3 million of storm losses.

During the first half of 2010, gross written premiums for Commercial Specialty were $191.9 million, generating pre-tax operating income of $5.8 million.  This compares to gross written premiums of $213.4 million and pre-tax operating income of $22.4 million for the first half of 2009.  The combined ratios for the first six months of 2010 and 2009, respectively, were 104.2 percent and 96.0 percent.  The underwriting results for the first six months of 2010 include favorable prior year loss development of $3.5 million versus unfavorable prior year loss development of $2.6 million in the first six months of 2009.  Commercial Specialty’s loss ratio for the first half of 2010 was negatively impacted by 7.7 percentage points due to $13.3 million of storm losses.  Commercial Specialty’s results for the 2010 first half also reflect a highly competitive market.

Reinsurance – For the 2010 second quarter, gross written premiums for Reinsurance were $70.0 million, generating pre-tax operating income of $7.0 million and a combined ratio of 76.6 percent.  This compares to gross written premiums of $60.0 million, generating pre-tax operating income of $10.0 million and a combined ratio of 63.2 percent in the second quarter of 2009.  The underwriting results for the second quarter of 2010 include favorable prior year loss development of $6.3 million, compared to favorable prior year loss development of $1.6 million in the second quarter of 2009. The loss ratio for Reinsurance was negatively impacted in the second quarter of 2010 by 21.5 percentage points due to $4.5 million of catastrophe losses, net of reinstatement premiums.

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For the first six months of 2010, gross written premiums for Reinsurance were $127.8 million generating pre-tax operating income of $14.6 million and a combined ratio of 75.1 percent.  This compares to gross written premiums of $114.1 million, generating pre-tax operating income of $20.1 million and a combined ratio of 60.6 percent in the first half of 2009.  The underwriting results for the first six months of 2010 include favorable prior year loss development of $11.9 million, compared to favorable prior year loss development of $4.4 million in the first six months of 2009.  The loss ratio for Reinsurance was negatively impacted in the first half of 2010 by 26.0 percentage points due to $11.0 million of catastrophe losses, net of reinstatement premiums.

International Specialty – For the three months ended June 30, 2010, International Specialty reported gross written premiums of $127.5 million, generating a pre-tax operating loss of $2.2 million and a combined ratio of 105.3 percent.  This compares to gross written premiums of $232.5 million, generating pre-tax operating income of $3.2 million and a combined ratio of 95.1 percent in the second quarter of 2009.  The decline in gross written premiums was due to a planned reduction in certain property classes as well as from competition in the direct and facultative and certain casualty classes.  Gross written premiums in 2009 include $17.2 million of premiums resulting from a revised estimate of certain property program business written in prior years.  Underwriting results for the second quarter of 2010 include unfavorable prior year reserve development of $2.4 million, including additional premiums of $3.0 million, compared to unfavorable prior year reserve development of $5.0 million, including additional premiums of $17.2 million, for the second quarter of 2009.

During the first half of 2010, gross written premiums for International Specialty were $249.8 million, generating a pre-tax operating loss of $12.9 million.  This compares to gross written premiums of $417.2 million and pre-tax operating income of $7.4 million for the first half of 2009.  The decline in gross written premiums in the first half of 2010 versus the first half of 2009 was due to a planned reduction in certain property classes as well as the impact of increased competition in property direct and facultative and certain casualty classes.  The combined ratios for the first six months of 2010 and 2009, respectively, were 110.5 percent and 96.4 percent.  The underwriting results for the first six months of 2010 include unfavorable prior year reserve development of $0.5 million, net of additional premiums of $3.0 million, versus unfavorable prior year reserve development of $5.0 million, net of additional premium of $17.2 million, in the first six months of 2009.  International Specialty’s loss ratio for the first half of 2010 was negatively impacted by 9.8 percentage points due to $16.8 million of catastrophic losses.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the quarter ended June 30, 2010, the Run-off segment produced pre-tax operating income of $3.5 million versus $6.3 million for the second quarter of 2009.  Run-off results for the second quarter of 2010 include unfavorable prior year loss development of $0.2 million compared to favorable prior year loss development of $3.2 million in the second quarter of 2009.

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For the six months ended June 30, 2010, the Run-off segment produced pre-tax operating income of $3.9 million versus $4.6 million for the first half of 2009.  Run-off results for the six months ended June 30, 2010, include favorable prior year loss development of $0.6 million, compared to unfavorable prior year loss development of $1.8 million in the first half of 2009.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11 a.m. EDT (Noon ADT) tomorrow, August 3, 2010.  A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations website at www.argolimited.com and clicking on ÒInvestors.Ó  Participants inside the U.S. and Canada can also access the call by phone by dialing (888) 713-4211 (pass code 89971883).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4864 (pass code: 89971883).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times.  Those who would like to take advantage of pre-registration can do so by accessing the following website: www.theconferencingservice.com/prereg/key.process?key=PWE4MKC7T.

Shortly after the conclusion of the conference call, a webcast replay will be made available through September 30, 2010, by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  In addition, a telephone replay of the call will be available through August 11, 2010, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 41407662).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 41407662).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Total investments	$4,256.0	$4,334.3
Cash and cash equivalents	69.8	18.1
Accrued investment income	34.0	30.8
Receivables	1,577.0	1,760.1
Goodwill and intangible assets	246.8	248.7
Deferred acquisition costs	166.5	185.7
Ceded unearned premiums	194.9	197.7
Other assets	84.2	121.4
Total assets	$6,629.2	$6,896.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,214.7	$3,203.2
Unearned premiums	753.2	803.6
Ceded reinsurance payable	493.2	707.9
Debt	74.7	69.2
Junior subordinated debentures	311.5	311.4
Other liabilities	154.3	186.6
Total liabilities	5,001.6	5,281.9

Total shareholders' equity	1,627.6	1,614.9
Total liabilities and shareholders' equity	$6,629.2	$6,896.8

Book value per common share	$54.76	$52.36

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Gross Written Premiums	$435.3	$572.0	$839.8	$1,068.1
Net Written Premiums	312.4	398.2	600.5	749.7

Earned Premiums	324.5	372.2	648.0	715.6
Net Investment Income	33.1	41.9	66.9	81.2
Realized Investment Gains (Losses), net	5.0	(9.2)	19.5	(21.0)
Fee Income (Expense), net	(0.2)	(1.1)	0.3	(2.5)
Total Revenue	362.4	403.8	734.7	773.3

Losses and Loss Adjustment Expenses	215.9	233.1	428.0	436.3
Underwriting, Acquisition and Insurance Expenses	117.4	122.7	244.9	250.6
Interest Expense	5.5	6.7	11.5	13.7
Foreign Currency Exchange (Gain) Loss	(8.5)	12.9	(15.3)	12.9
Impairment of Intangible Asset	-	5.9	-	5.9
Total Expenses	330.3	381.3	669.1	719.4

Income Before Taxes	32.1	22.5	65.6	53.9
Income Tax Provision	6.0	0.6	18.8	5.0
Net Income	$26.1	$21.9	$46.8	$48.9

Net Income per Common Share (Basic)	$0.87	$0.71	$1.55	$1.60

Net Income per Common Share (Diluted)	$0.86	$0.71	$1.53	$1.59

Weighted Average Common Shares:
Basic	29.9	30.7	30.2	30.7
Diluted	30.3	30.8	30.6	30.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$144.0	$176.0	$270.9	$322.1
Net Written Premiums	119.6	146.8	228.3	267.3
Earned Premiums	124.6	133.1	253.8	265.5

Underwriting Income	$2.4	$8.4	$2.2	$14.7
Net Investment Income	14.6	16.8	29.3	34.5
Interest Expense	(1.5)	-	(3.3)	-
Operating Income Before Taxes	$15.5	$25.2	$28.2	$49.2
Loss Ratio	64.4	61.7	64.9	60.9
Expense Ratio	33.6	32.0	34.3	33.5
GAAP Combined Ratio	98.0%	93.7%	99.2%	94.4%
Commercial Specialty
Gross Written Premiums	$94.0	$102.4	$191.9	$213.4
Net Written Premiums	67.0	74.3	133.5	154.4
Earned Premiums	88.0	91.5	172.6	184.0
				7.4
Underwriting Income (Loss)	$(8.1)	$(0.5)	$(7.3)	$7.4
Net Investment Income	7.1	7.6	14.9	15.8
Interest Expense	(1.0)	-	(2.1)	-
Other Income (Expense)	(0.1)	(0.4)	0.3	(0.8)
Operating Income (Loss) Before Taxes	$(2.1)	$6.7	$5.8	$22.4

Loss Ratio	78.3	70.5	72.4	66.7
Expense Ratio	30.9	30.0	31.8	29.3
GAAP Combined Ratio	109.2%	100.5%	104.2%	96.0%
Reinsurance
Gross Written Premiums	$70.0	$60.0	$127.8	$114.1
Net Written Premiums	42.6	36.1	78.8	71.9
Earned Premiums	25.2	22.0	49.9	40.5

Underwriting Income	$5.9	$8.1	$12.4	$16.0
Net Investment Income	1.9	2.0	4.0	4.1
Interest Expense	(0.8)	-	(1.8)	-
Other Expense	-	(0.1)	-	-
Operating Income Before Taxes	$7.0	$10.0	$14.6	$20.1

Loss Ratio	45.6	32.7	43.4	26.9
Expense Ratio	31.0	30.5	31.7	33.7
GAAP Combined Ratio	76.6%	63.2%	75.1%	60.6%
International Specialty
Gross Written Premiums	$127.5	$232.5	$249.8	$417.2
Net Written Premiums	83.3	139.9	160.5	255.0
Earned Premiums	86.6	125.2	171.5	225.2

Underwriting Income (Loss)	$(4.6)	$6.1	$(18.0)	$8.1
Net Investment Income	3.3	3.6	6.7	6.9
Interest Expense	(0.8)	-	(1.6)	-
Other Expense	(0.1)	(6.5)	-	(7.6)
Operating Income (Loss) Before Taxes	$(2.2)	$3.2	$(12.9)	$7.4

Loss Ratio	63.5	65.9	68.5	61.7
Expense Ratio	41.8	29.2	42.0	34.7
GAAP Combined Ratio	105.3%	95.1%	110.5%	96.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(unaudited)		(unaudited)

Net Income Before Taxes:
From Operations	$18.6	$50.5	$30.8	$93.7
Foreign Currency Exchange Gain (Loss)	8.5	(12.9)	15.3	(12.9)
Impairment of Intangible Asset	-	(5.9)	-	(5.9)
Realized Investment Gains (Losses), net	5.0	(9.2)	19.5	(21.0)
Income Before Taxes	32.1	22.5	65.6	53.9
Income Tax Provision	6.0	0.6	18.8	5.0
Net Income	$26.1	$21.9	$46.8	$48.9

Net Income per Common Share (Diluted)	$0.86	$0.71	$1.53	$1.59

Net Income per Common Share on
Net Income (a)	0.85	0.58	1.72	1.40
Foreign Currency Exchange (Gain) Loss (a)	(0.23)	0.34	(0.40)	0.33
Impairment of Intangible Asset (a)	-	0.15	-	0.15
Realized Investment (Gains) Losses, net (a)	(0.13)	0.24	(0.51)	0.55

Operating Income per Common Share (Diluted)	0.49	1.31	0.81	2.43

(a) Per diluted share at assumed tax rate

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